       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                   REGISTRATION NO. 333-______
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                               ----------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------

                                 UTILX CORPORATION

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                 91-1171716
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                                   P.O. BOX 97009
                            KENT, WASHINGTON  98064-9709
                                   (253) 395-0200
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 UTILX CORPORATION
             AMENDED AND RESTATED 1994 OPTION AND RESTRICTED STOCK PLAN
                              (FULL TITLE OF THE PLAN)

                               ----------------------

                                  CRAIG E. DAVIES
                              CHIEF EXECUTIVE OFFICER
                                 UTILX CORPORATION
                                   P.O. BOX 97009
                            KENT, WASHINGTON 98064-9709
                                   (253) 395-0200
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------------

                                      COPY TO:

                               ----------------------

                                 STEPHEN M. GRAHAM
                                  SCOTT L. GELBAND
                                  PERKINS COIE LLP
                           1201 THIRD AVENUE, 40TH FLOOR
                          SEATTLE, WASHINGTON  98101-3099
                                   (206) 583-8888

                               ----------------------
                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES         AMOUNT TO BE         PROPOSED MAXIMUM               PROPOSED MAXIMUM              AMOUNT OF
        TO BE REGISTERED         REGISTERED(1)    OFFERING PRICE PER SHARE(2)    AGGREGATE OFFERING PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.01 per share                   1,320,000                $4.75                     $6,270,000.00                 $1,850.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $4.75 based on the average of the high ($4.875) and low ($4.625) sales prices for the Registrant's Common Stock on May 20, 1998, as reported by the Nasdaq National Market.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on June 27, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent year for which such statements have been filed;

                    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 29, 1988, pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

               In addition, all reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

               Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

               Section 10 of the Registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, Board approval is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

               Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for
(i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

               Article 16 of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 16 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               The Registrant's officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which the Registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, the Registrant's outside directors are covered by a similar insurance policy.

     Item 8.  EXHIBITS

  Exhibit Number                   Description
  --------------  --------------------------------------------------------------

        5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

       23.1       Consent of Coopers & Lybrand LLP

       23.3       Consent  of  Perkins  Coie LLP (included in opinion filed as
                  Exhibit 5.1)

       24.1       Power of Attorney (see Signature Page)

       99.1 UTILX Corporation Amended and Restated 1994 Option and Restricted Stock Plan

Item 9.  UNDERTAKINGS

A.             The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 21 day of May, 1998.

                                      UTILX Corporation

                                      By:  /s/ Craig E. Davies
                                          --------------------------
                                           Craig E. Davies
                                           President and Chief Executive Officer


                                  POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes Craig
E. Davies, Larry D. Pihl, Thomas L. Markl or any of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any related Rule 462(b) Registration Statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21 day of May, 1998.

                 SIGNATURE                              TITLE
                 ---------                              -----

        /s/ Craig E. Davies            President, Chief Executive Officer and
        --------------------------     Director (Principal Executive Officer)
        Craig E. Davies


        /s/ Larry D. Pihl              Vice President, Chief Financial
        --------------------------     Officer,Treasurer and Controller
        Larry D. Pihl                  (Principal Financial and Accounting
                                       Officer)

        /s/ Stanley J. Bright          Director
        --------------------------
        Stanley J. Bright


        /s/ John D. Durbin             Director
        --------------------------
        John D. Durbin


        /s/ John W. Ellis              Director
        --------------------------
        John W. Ellis


        /s/ Walter M. Higgins          Director
        --------------------------
        Walter M. Higgins


        /s/ Robert E. Runice           Director
        --------------------------
        Robert E. Runice

        /s/ William M. Weisfield       Director
        --------------------------
        William M. Weisfield

                                INDEX TO EXHIBITS


Exhibit Number                  Description
--------------    --------------------------------------------------------------

       5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

      23.1        Consent of Coopers & Lybrand LLP

      23.3        Consent  of  Perkins  Coie LLP (included in opinion filed as
                  Exhibit 5.1)

      24.1        Power of Attorney (see Signature Page)

      99.1 UTILX Corporation Amended and Restated 1994 Option and Restricted Stock Plan